Exhibit 99.1
SOURCE: XO Communications
XO Holdings Reports First Quarter Financial Results
Data and IP Services Driving Growth
HERNDON, VA—(Marketwire — May 12, 2008) — XO Holdings, Inc. (OTCBB: XOHO) today announced first quarter financial and operational results. XO Holdings generated revenue of $361.1 million for the first quarter 2008, a decrease of $2.6 million, or 0.7% from the fourth quarter 2007, but an increase of $11.2 million, or 3.2% from the first quarter 2007.
“We achieved strong revenue growth in Data and IP services during the first quarter, reflecting the investments we made in previous periods to expand our network infrastructure for Carrier and Enterprise customers,” said Carl Grivner, Chief Executive Officer of XO Holdings. “In the fourth quarter of 2007, we received a one-time, non-recurring payment of $4.7 million from a Carrier customer. Excluding this one time payment, we grew revenue on a run rate basis by $2.1 million from the fourth quarter of 2007.”
Adjusted EBITDA (a non-GAAP financial measure) was $7.0 million in the first quarter 2008, compared to $20.3 million for the fourth quarter 2007, and $37.2 million for the first quarter 2007. Net loss for the first quarter 2008 was $42.9 million, which was $11.3 million lower than the fourth quarter 2007. The decrease in Adjusted EBITDA and increase in net loss for the first quarter 2008, as compared to the same period last year, reflects an increased investment in resources for revenue support functions, as well as additional sales reps, supporting the transition to more sophisticated Data and IP services and infrastructure.
Last year’s first quarter Adjusted EBITDA of $37.2 million and net loss of $20.6 million included a $15.2 million benefit of a non-cash, non-recurring revision to the first quarter 2007 Cost of Services estimate. In addition, first quarter 2008 Adjusted EBITDA and net loss were negatively impacted by a $4.1 million non-cash charge for prior period sales and use tax.
First Quarter Financial Results

($ in millions)	Q1 2008	Q4 2007	Q1 2007
Revenue	$361.1	$363.7	$349.9

Adjusted EBITDA(1)	$7.0	$20.3	$37.2

Adjusted EBITDA %(2)	2%	6%	11%

Net Loss	$(42.9)	$(54.2)	$(20.6)

Capital Expenditures	$65.3	$40.4	$41.1

(1)	Adjusted EBITDA is a Non-GAAP financial measure. See the footnote discussion accompanying the financial statements below.

(2)	Adjusted EBITDA % is Adjusted EBITDA divided by revenue. See the footnote discussion accompanying the financial statements below.
“As our customers move more and more of their communications traffic to Data and IP networks, we are taking significant actions to meet and anticipate their needs,” said Grivner. “Our growing success with our Carrier and Business Services customers is reflective of our increased network capacity and improved customer support for these bandwidth intensive businesses.”

Sales of core services such as high-speed Internet access, Ethernet Over Copper, IP based, private line, and wavelength services continued to accelerate during the first quarter 2008, offsetting declines in revenue from legacy voice services and demonstrating the transition in the company’s revenue mix toward high-growth Data and IP services. In the first quarter 2008, Data and IP services generated $155.1 million in revenue, an increase of $7.4 million from the fourth quarter 2007 and $35.8 million from the first quarter 2007.
First Quarter 2008 Service Revenue

				% Change Q1
				2008 - Q1
($ in millions)	Q1 2008	Q4 2007	Q1 2007	2007

Core Data & IP (a)	$155.1	$147.7	$119.3	30.0%
Core Integrated Voice (b)	$83.0	$79.5	$81.4	2.0%

Core Total	$238.1	$227.2	$200.7	18.6%

Legacy TDM Services (c)	$123.0	$136.5	$149.2	(17.6%)

Total Revenue	$361.1	$363.7	$349.9	3.2%

(a)	Data and IP Services, which is a subset of Core Services, includes services such as Collocation, Dedicated Internet Access, Ethernet,
MTNS, Private Line, VPN, Carrier VoIP and Commercial VoIP services.

(b)	Integrated/Voice Services, which is a subset of Core Services, includes services such as integrated services and carrier voice services.

(c)	Legacy TDM/Other Services are very small business services, sub-T1 (i.e. dial, DSL), web hosting, interactive voice response and XO One services.
XO Communications
Sales Highlights:
During the first quarter 2008, the company’s two main business units, XO Business Services and XO Carrier Services, aggressively pursued their core markets and focused on meeting customers’ growing need for bandwidth through XO’s Data and IP product set. XO’s Business Services unit continued to focus its sales and marketing efforts on high-value small and medium businesses (SMB) and Enterprise customers. In particular, Business Services is beginning to realize the benefits of several new product introductions, including IP-VPN introduced in the first quarter of 2007 which is now one of the top three selling products in its suite of services.
XO Carrier Services continued seeing strong demand for wholesale, high-capacity long-haul transport services, with year-over-year revenue growth of 44% in the first quarter.
Network Investment Highlights:
XO Communications also completed several critical network investments, further strengthening the company’s Data and IP architecture and overall network capacity. These investments included launching a significant expansion in the capacity of the company’s nationwide IP network through the Cisco IP Next Generation Network (IP NGN) architecture — a pivotal step to enable the company to meet the growing demand for high-speed Internet access services, as well as support its expansion into the high-capacity IP Transit Services Market. As a result, the company is equipped to provide the following services to more than 80 markets:
•	DS-3, OC-3, OC-12, OC-48, Fast Ethernet, Gigabit and 10 Gigabit Ethernet Service Options

•	Full port or Burstable billing options

•	Specialized routing options including Border Gateway Protocol

•	Direct connectivity of high valued content to access destinations on the Internet
Also during the first quarter 2008, XO launched a new market — Charlotte, NC — a growing regional hub for financial institutions.
Operational Highlights:
XO’s Board of Directors authorized the company to invest an additional $22 million to lay the foundation in 2008 for a long-term strategic plan requiring further capital expenditures, which seeks to improve operational efficiency, accelerate revenue growth, and significantly shift XO Communications’ revenue mix. Without these expenditures, the Company believes it would be difficult to continue to compete against the ever increasing pressures from the Regional Bell Operating Companies.
“This action demonstrates the Board’s confidence in our ability to create substantial value, expedite operational efficiencies and improve the customer experience,” said Grivner.
2008 Financial Guidance
Subject to obtaining additional financing, XO Holdings is reiterating its previously issued guidance for Revenue and Capital Expenditures. The Company has reduced 2008 Adjusted EBITDA guidance to a range of $95 to 120 million, a decrease of $5 to 8 million from the previously stated range of $103 to 125 million. The reduction in Adjusted EBITDA for the year is attributed to higher expenditures to support the 2008 investment in the long-term strategic plan.
The company needs to raise additional capital to continue to pursue its current business plan and to meet debt service requirements. A portion of the company’s long-term debt matures on April 15, 2009 and the remainder is due on July 15, 2009. The Special Committee of the board of directors and management continue to focus on financing and strategic options available to fund the business plan and meet debt service requirements. More detailed information on this initiative can be found in the Management’s Discussion and Analysis and Risk Factors sections of XO’s quarterly report on Form 10-Q filed today.

Metric	2008 Financial Guidance ($ in millions)
Revenue	$1,430	-	1,470
Adjusted EBITDA	$95	-	120
Capital Expenditures	$183	-	215
About XO Holdings
XO Holdings, Inc. (OTCBB: XOHO) is the holding company of XO Communications, LLC (XOC) and Nextlink Wireless, Inc. (Nextlink).
XO Communications is a leading provider of 21st century communications services for businesses and communications services providers, including 50 percent of the Fortune 500 and leading cable companies, carriers, content providers and mobile operators. Utilizing its unique and powerful nationwide IP network and extensive local metro networks and broadband wireless facilities, XO Communications offers customers a broad range of managed voice, data and IP services in 75 metropolitan markets across the United States. For more information, visit www.xo.com.
Nextlink provides alternative access, backhaul and diverse network solutions and services for the carrier, business and government markets. As one of the nation’s largest holders of fixed wireless spectrum, Nextlink delivers high-quality, carrier-grade broadband wireless solutions that scale to meet the demands of today’s converged world of communications — supporting next-generation mobile and wireline voice, data and video applications. For more information, visit www.nextlink.com.
XO, XOptions, XOptions Flex and all related marks are either registered trademarks or trademarks of XO Communications in the United States and/or other countries. Nextlink is a registered trademark of Nextlink Wireless, Inc. in the United States and/or other countries.
Cautionary Language Concerning Forward-Looking Statements
The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include those describing our 2008 Financial Forecast; our ability to remain an industry leader, enhance our communications solutions, broaden our customer reach, grow our revenues, expand our market share, continue to deliver a broad range of high-capacity network services and mid-band Ethernet services, pursue growth opportunities, meet the growing demand for high-speed Internet access services, scale to multi-terabit capable router nodes; and the necessity of obtaining future financing to fund our business plan and repay our scheduled debt obligations. The company cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, our ability to generate sufficient capital or to obtain additional financing on terms favorable to the company or at all. The company is unable to provide assurance that XO Holdings, Inc. or its subsidiaries will ultimately consummate additional financing transactions or that such financing transactions could be consummated before payments are due under our credit facility and our term loan. Other factors to consider also include the risk factors described from time to time in the reports filed by XO Holdings, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007 and its quarterly reports on Form 10-Q. Statements in this press release should be evaluated in light of these important factors. XO Holdings, Inc. undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
This press release contains certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available below in the accompanying financial statements.
Accompanying financial statements follow below.

XO Holdings, Inc.
Condensed Consolidated Statements of Operations
 (Amounts in thousands, except for share and per share data)

	Three months	Three months
	ended	ended
	March 31,	March 31,
	2008	2007
	(Unaudited)	(Unaudited)
Revenue	$361,149	$349,936

Cost of service (Excludes depreciation and amortization expense) (1)	228,344	191,398
Selling, general and administrative (1)	126,327	121,799
Depreciation and amortization	45,575	50,636

Total costs and expenses	400,246	363,833

Loss from operations	(39,097)	(13,897)
Interest and other income, net	5,249	2,199
Interest expense, net	(8,750)	(8,635)

Net loss before income taxes	(42,598)	(20,333)
Income tax expense	(342)	(300)

Net loss	(42,940)	(20,633)
Preferred stock accretion	(3,701)	(3,488)

Net loss allocable to common shareholders	$(46,641)	$(24,121)

Net loss allocable to common shareholders per common share, basic and diluted	$(0.26)	$(0.13)

Weighted average shares, basic and diluted	182,075,035	182,001,910

Total adjusted EBITDA (2)	$6,961	$37,245

(1)	In order to present results in conformity with the three months ended March 31, 2008, we reclassified $55.2 million network operating costs from selling, general and administrative expense to cost of service for the three months ended March 31, 2007. We believe this reclassification better presents the relationship of service cost to revenue.

(2)	Adjusted EBITDA is a non-GAAP financial measure, which we define as net income (loss) before depreciation, amortization, asset impairment/write-off charge, interest expense, interest income, investment gains or losses, income tax expense or benefit, cumulative effect of change in accounting principle and stock based compensation. Adjusted EBITDA is not intended to replace operating income (loss), net income (loss), cash flow and other measures of financial performance reported in accordance with U.S. generally accepted accounting principles (GAAP). Rather, Adjusted EBITDA is an important measure used by management to assess operating performance of the Company and is used in our budgeting process. Adjusted EBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies.

We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of our core on-going operations. Adjusted EBITDA as defined here does not have the same meaning as EBITDA as defined in our secured credit facility agreement. A reconciliation of net loss before income taxes to Adjusted EBITDA is included below.

XO HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	As of	As of
	March 31,	December 31,
	2008	2007
	(Unaudited)
Cash and cash equivalents	$126,074	$108,075
Marketable and other securities	7,860	885
Accounts receivable, net	135,533	131,705
Other current assets	52,650	30,928
Property and equipment, net	730,281	720,396
Broadband wireless licenses and other intangibles, net	53,515	53,515
Other assets, net	42,659	44,622

Total assets	$1,148,572	$1,090,126

Accounts payable and other current liabilities	$380,268	$358,705
Long-term debt and accrued interest payable	461,206	377,213
Other long-term liabilities	64,334	67,050
Class A convertible preferred stock	248,512	244,811
Total stockholders’ (deficit) equity	(5,748)	42,347

Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$1,148,572	$1,090,126

XO HOLDINGS, INC.
Reconciliation of Net Loss to Adjusted EBITDA (1)
(Dollars in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2008	2007	2007
	(Unaudited)	(Unaudited)	(Unaudited)
Net loss before income taxes	$(42,598)	$(54,207)	$(20,333)
Depreciation and amortization	45,575	60,066	50,636
Loss on impairment/disposal of assets	—	5,767	—
Interest and other non-operating income, net	(5,249)	(1,731)	(2,199)
Interest expense, net	8,750	9,951	8,635

EBITDA	$6,478	$19,846	$36,739

Stock-based compensation	483	503	506

Adjusted EBITDA (1)	$6,961	$20,349	$37,245

(1)	Adjusted EBITDA is defined as net income or loss before depreciation, amortization, asset impairment/disposal charge, interest expense, interest income, investment gains or losses, income tax expense or benefit, cumulative effect of change in accounting principle, and stock-based compensation. Adjusted EBITDA is not intended to replace operating income(loss), net income(loss), cash flow and other measures of financial performance reported in accordance with generally accepted accounting principles in the United States. Rather, Adjusted EBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Additionally, Adjusted EBITDA as defined here does not have the same meaning as EBITDA as defined in our secured credit facility agreement, or as EBITDA as defined in our SEC filings. A reconciliation of Adjusted EBITDA to net loss is included above.
Media Contact
XO Communications
T: 703-547-2000
E: Email Contact
Investor Contacts
Lynn Morgen
Ron Vidal
MBS Value Partners (for XO Communications)
T: 212-750-5800
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